UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Luis Alvarado Appointed Chief Operating Officer of the Company

On April 7, 2025, Newmark Group, Inc. (the “Company” or “Newmark”) appointed Luis Alvarado to serve as Chief Operating Officer of the Company.

Luis Alvarado, 65, joined Newmark in 2015 as Executive Vice President and Boston Market Leader. Beginning in 2018, he served as Newmark’s Chief Revenue Officer and East Region Market Leader, positions he held until his appointment as Chief Operating Officer. Prior to his positions at Newmark, from 2008 to 2015, Mr. Alvarado served as President of Cushman & Wakefield’s East Region, and also served as a member of Cushman’s Management Committee. Prior to that, Mr. Alvarado was a founding partner of Insight Partners, Inc., a value-add development company, where he served as general partner from 1994 to 2008. Mr. Alvarado was previously employed at The Travelers Insurance Company (“Travelers”) for 10 years and served as Vice President for the Eastern Region Asset Management Group. Mr. Alvarado began his career as a Controller of The Prospect Company, a subsidiary of Travelers. Mr. Alvardo graduated from Central Connecticut State University with a Bachelor’s Degree in Accounting.

On April 7, 2025, Newmark Partners, L.P., a subsidiary of the Company, entered into an offer letter with Mr. Alvarado (the “Offer Letter”), effective as that same date. Under the terms of the Offer Letter, Mr. Alvarado will receive a salary of $1,000,000 per year. Additionally, Mr. Alvarado will be eligible to receive incentive bonus awards under the Amended and Restated Newmark Group, Inc. Incentive Bonus Compensation Plan, discretionary bonuses, and equity and partnership awards under the Amended and Restated Newmark Group, Inc. Long Term Incentive Plan and the Amended and Restated Newmark Holdings, L.P. Participation Plan. He will receive an award of 88,731 Newmark Holdings, L.P. non-exchangeable partnership units (“NPSUs”), with the number of NPSUs awarded based upon $1,000,000 divided by the closing price of one share of Class A common stock, par value $0.01 per share, of the Company on April 3, 2024, and such nonexchangeable NPSUs shall be eligible for distributions on April 1, 2027, provided Mr. Alvarado continues to perform substantial services for Newmark or its affiliates on that date.

Mr. Alvarado’s employment will be at-will, provided both he and the Company will be required to provide six months’ advance written notice of termination of his employment (other than in connection with cause, death or disability). He also will be subject to a client non-solicitation restriction for one year following termination of employment, an employee non-solicitation/no-hire restriction for two years following termination of employment, and other customary confidentiality and intellectual property restrictions. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to his appointment as Chief Operating Officer, Mr. Alvarado previously executed a bonus award with the Company in the amount of $690,000 which contained certain repayment obligations to the Company if he ceased performing substantial services for Newmark or its affiliates or breached his other agreements with Newmark or its affiliates prior to December 31, 2025. In connection with his appointment as Chief Operating Officer, this award was modified to remove any potential repayment obligations.

Mr. Alvarado’s two sons, Joseph Alvarado and Robert Alvarado, are employed by a subsidiary of Newmark. In 2024, Mr. Joseph Alvarado’s total compensation was approximately $960,000 and Mr. Robert Alvarado’s total compensation was approximately $215,000.

There are no family relationships between any of the Company’s directors or officers and Mr. Alvarado that are required to be disclosed under Item 401(d) of Regulation S-K. Except as described above, Mr. Alvarado does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release regarding Mr. Alvarado’s appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, by and between Newmark Partners, L.P. and Luis Alvarado, dated April 7, 2025.

99.1	Newmark Group, Inc. Press Release re: Luis Alvarado appointment as Chief Operating Officer, dated April 8, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: April 8, 2025	By:	/s/ Michael J. Rispoli
	Name:	Michael J. Rispoli
	Title:	Chief Financial Officer

[Signature Page to Form 8-K regarding Luis Alvarado Appointment dated April 8, 2025]

 3